Exhibit 99.2

Presentation Regarding HPT’s Agreement to Acquire TravelCenters of America September 19, 2006 Hospitality Properties Trust NYSE: HPT

WARNING REGARDING FORWARD LOOKING STATEMENTS THIS PRESENTATION CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, HPT’S EXPECTATION THAT THE TA TRANSACTION WILL INCREASE ITS FFO BY $0.10 TO $0.15 PER SHARE PER YEAR. BECAUSE OF POSSIBLE CHANGES IN MARKET CONDITIONS, THE FINAL TERMS FOR FINANCING THE TA TRANSACTION MAY BE DIFFERENT AND MORE EXPENSIVE THAN HPT CURRENTLY ANTICIPATES AND SUCH DIFFERENCES MAY REDUCE THE ANTICIPATED FFO INCREASE OR EVEN CAUSE THE TA TRANSACTION TO PRODUCE LOSSES. OTHER RISKS TO HPT’S BUSINESS ARE DESCRIBED IN HPT’S 2005 REPORT ON FORM 10-K AND HPT’S REPORT ON FORM 10-Q FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS AND ARE ENCOURAGED TO READ ALL OF HPT’S SEC FILINGS SINCE JANUARY 1, 2006 IN THEIR ENTIRETY.

 Page Transaction Summary . . . . . . . . . . . . . . . . . . . . . 3 TA’s Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Benefits to HPT . . . . . . . . . . . . . . . . . . . . . . . . . . 14 Table of contents.

TRANSACTION SUMMARY

TRANSACTION SUMMARY: acquisition, financing and timing. HPT has agreed to acquire TravelCenters of America (“TA”) for approximately $1.9 billion ($1.8 billion after deduction for purchased working capital). Simultaneously with this acquisition, HPT will spin out TA’s operating business (“New TA”) which will lease the TA real estate retained by HPT. New TA is expected to be a well capitalized public company with a significant tangible net worth. New TA is expected to have historical pro forma rent coverage and significant potential for improvement. HPT has arranged interim financing for this transaction on reasonable terms. HPT expects to long term finance this acquisition with a conservative balance of debt and equity, depending upon market conditions. Expected closing: early 2007.

TRANSACTION SUMMARY: TA’s business. TA is one of the largest operators of travel centers in North America: 162 sites in 40 states and Ontario, Canada. TA owns largely irreplaceable real estate at interstate highway exits. A typical site has over 20 acres, over 20,000 sq. ft. of store/restaurants and parking for about 170 large trucks and 100 cars; 20 sites have hotels. TA has annual sales of $4.7 billion. Sales include almost $900 million of high margin, non-fuel sales. TA’s status as warranty service provider for Freightliner trucks attracts high margin service business. Existing environmental issues have been quantified and reserved. TA has an experienced staff in place to mitigate environmental risks from ongoing operations.

TRANSACTION SUMMARY: benefits to HPT. Depending upon final lease and financing terms, the TA transaction is expected to increase HPT’s FFO per share between $0.10 and $0.15 per share in the first year. TA operates in a fragmented industry which may provide future growth opportunities for HPT. The TA transaction will materially diversify HPT’s sources of income. Hotels operated by two companies (Marriott and InterContinental) currently represent over 80% of HPT’s total investments. After the TA transaction, properties operated by these companies will be about 57% of HPT’s total investments. TA’s business has been historically recession resistant and is not affected by hotel industry cycles.

TA’s BUSINESS

TA provides an important infrastructure service within the North American transportation system. TA operates the largest and only nationwide full service travel center network with 162 travel centers in 40 states and Ontario, Canada. TA has a superior network of largely irreplaceable sites along the U.S. Interstate Highway System. TA is a principal supplier to long haul trucking fleets. TA has the broadest product and service offerings in its industry. TA has strong operating results (LTM 6/30/06): Diesel fuel volume: 1.6 billion gallons; gasoline volume: 200 million gallons. Total revenue: $4.7 billion, including high margin non-fuel revenues of almost $900 million. TA’s fuel volumes, gross sales and profits have consistently increased during past recessions.

TA operates a unique, largely irreplaceable network of sites along the U.S. Interstate Highway System. TA Locations New locations under development

TA is a leading supplier to long haul trucking fleets and their drivers, as well as to independent truck drivers. TA is a principal supplier to the top 100 largest long haul trucking fleets. One of three daily stops of a truck driver is for fuel, all three involve non-fuel purchases. Laws and contracts which limit consecutive driving hours provide a “captive” base of customers. TA is the premier provider of on highway truck repair and maintenance services. Industry leading truck repair and maintenance service. High barriers to entry. Exclusive relationship with Freightliner, the largest heavy duty truck manufacturer in North America. Significant bay expansion program has been substantially completed. 24 hour service at 158 travel centers. Only nationwide provider of roadside assistance.

TA has the broadest offering of non-fuel products and services. All but eight TA travel centers have a proprietary branded full service restaurant. 110 TA travel centers have at least one branded QSR (205 QSRs in total). From 2000 to 2005, same site QSR revenue grew at a CAGR of 11.2%. Twenty (20) centers have hotels.

TA has an established record of effectively dealing with environmental risks. Phase I and II environmental assessments have been completed for 168 sites (includes some sold sites). A professional evaluation in 2006 calculates net required cost of clean up activities at about $11 million (undiscounted). TA’s environmental risk management program is supervised by a home office staff of four engineers, on call 24 hours a day, 365 days per year.

TA has a management team with broad industry experience which will be supplemented by HPT/RMR personnel with strong financial expertise. TA has substantial industry experience throughout the company. Senior managers average 24 years industry experience. Regional VPs have an average of 30 years industry experience. TA’s current management has grown the company from 48 sites in 1996 to 162 sites today. TA management has successfully integrated five smaller networks. TA’s management team will have incentives to remain with the company. TA’s management will be supported by senior executives from HPT/RMR who have extensive financial backgrounds and public company experience.

BENEFITS TO HPT

The TA transaction will create material benefits to HPT. Simultaneously with the purchase of TA, HPT will lease substantially all of TA’s real estate to a subsidiary, New TA, and approximately 90% of New TA’s shares will be distributed to HPT shareholders. TA operates in a fragmented industry which may provide HPT with future growth opportunities. The TA transaction will significantly diversify HPT’s investments and sources of revenues. TA’s business has historically been recession resistant and operating results have not followed the cyclical patterns of the hotel industry.

HPT will retain TA’s real estate and lease it to a well capitalized tenant, New TA. HPT will retain substantially all of TA’s real estate and transfer all of TA’s operations to a subsidiary, New TA, which will be distributed to HPT shareholders. 13 TA sites are owned and operated by TA franchisees; the franchise contracts will be included in New TA. New TA will be a separately listed public company with a significant net worth. New TA’s pro forma operations are expected to cover HPT’s rent in year one and improve thereafter. The lease from HPT to New TA will have the same security features which characterize HPT’s existing hotel leases and management contracts. One lease for all the properties; long term; strong parent company guaranty; all or none renewal options; etc. HPT and New TA will have a strategic relationship so that HPT has the opportunity to fund New TA’s growth.

The TA transaction and the strategic relationship with New TA may provide HPT with future growth opportunities. There are approximately 3,000 truck stops in the U.S. About 500 are full service travel centers. Current industry sales are estimated at about $55 billion. TA represents just under 10%. There are significant barriers to competition. Limited availability of sites and permits. High construction costs per site: approximately $8 million for pumper only and $20 million for full service. TA enjoys significant economies of scale. TA’s strategic relationships with customers and suppliers often means it can improve profits at purchased sites. Market Distribution(1) Pumper Only Travel Center Market Leaders(1) Number of Sites Total Industry Chains Chains Per Chain Sites Sites Large Chains 4 TA, Pilot, 100+ 723 24% Flying J, Love's Medium Chains 9 Petro, Wilco, 25 - 64 220 7% Fuel Mart, Cenex Small Chains 230 QuikTrip, Total, 2 - 24 920 31% Sapp Bros, Bosselman, etc. Independents (Est.) NA Various 1 1,137 38% Total 3,000 100% Full Service (1) Source: Trucker’s Friend. As of March 31, 2006. 161 64 281 116 165 0 50 100 150 200 250 300 TA Petro Flying J Pilot Travel Centers Love's Travel (# of sites)

The TA transaction will provide HPT with significant revenues which are not tied to the hotel industry cycle. Trucking is, and is likely to remain, the dominant mode of freight transportation in the U.S. There are three principal reasons why servicing the trucking industry has enjoyed consistent year over year growth for the past 25 years: Economic growth in the U.S. economy generally. Increasing world trade (globalization) increases the demand for U.S. domestic freight transport. Shut downs of duplicate facilities during recessions often increase demand for long haul freight. After the TA transaction, approximately 1/3rd of HPT’s investments will be in a subsector of the hospitality industry that is not tied to hotel cycles. Miles Traveled by Combination Trucks (1) CAGR 3% Fuel Consumed by Combination Trucks (1) 0 20 40 60 80 100 120 140 160 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 (millions of miles) (1) Source: Bureau of Transportation Statistics. Generally recognized periods of recession.051015202530198019811982198319841985198619871988198919901991199219931994199519961997199819992000200120022003(billions of gallons)CAGR 3%

HPT will remain principally invested in the hotel subsector of the hospitality industry (approximately 2/3rd of investments).

- **HPT's hotels have consistently outperformed industry averages.**

Three Months Ended June 30,

		2005			2006				
Lease/Manager/Brand	No. of Hotels	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	% Change in RevPAR	Coverage
Host No. 1/Marriott/Courtyard	53	73.7%	107.79	79.44	73.7%	117.64	86.70	9.1%	1.71
Host No. 2/Marriott/Residence Inn	18	82.9%	102.39	84.88	84.0%	110.27	92.63	9.1%	1.43
Marriott/Marriott/Various	35	79.7%	103.02	82.11	79.8%	109.84	87.65	6.7%	1.27
Crestline/Marriott/Various	19	77.6%	99.94	77.55	77.0%	115.75	89.13	14.9%	1.35
IHG No. 1/IHG/Staybridge*	30	81.1%	96.27	78.07	78.5%	105.15	82.54	5.7%	1.22
IHG No. 2/IHG/Candlewood	76	77.4%	61.13	47.31	79.5%	66.25	52.67	11.3%	1.52
IHG No. 3/IHG/InterContinental	14	77.9%	123.28	96.04	78.9%	139.07	109.73	14.3%	1.72
IHG No. 4/IHG/Crowne Plaza	10	72.3%	90.18	65.20	73.8%	102.84	75.90	16.4%	1.71
Blackstone/Homestead/Homestead	18	79.6%	56.57	45.03	75.4%	63.72	48.04	6.7%	1.69
Hyatt/Hyatt/Hyatt Place	24	68.2%	76.82	52.39	65.4%	82.81	54.16	3.4%	1.07
Carlson/Carlson/Radisson	12	54.1%	78.59	42.52	63.2%	91.15	57.61	35.5%	1.29
	309	75.7%	89.99	68.12	76.2%	99.05	75.48	10.8%	1.48
Change from last year					0.7%	10.1%			

Six Months Ended June 30,

		2005			2006				
Lease/Manager/Brand	No. of Hotels	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	% Change in RevPAR	Coverage
Host No. 1/Marriott/Courtyard	53	70.1%	107.95	75.67	70.2%	117.97	82.81	9.4%	1.56
Host No. 2/Marriott/Residence Inn	18	80.5%	99.46	80.07	80.8%	109.85	88.76	10.9%	1.27
Marriott/Marriott/Various	35	76.7%	101.10	77.54	75.7%	108.69	82.28	6.1%	1.10
Crestline/Marriott/Various	19	73.7%	102.66	75.66	75.3%	120.00	90.36	19.4%	1.41
IHG No. 1/IHG/Staybridge*	30	77.5%	95.46	73.98	76.3%	104.35	79.62	7.6%	1.09
IHG No. 2/IHG/Candlewood	76	74.9%	60.22	45.10	76.9%	65.94	50.71	12.4%	1.36
IHG No. 3/IHG/InterContinental	14	73.8%	123.34	91.02	77.0%	136.40	105.03	15.4%	1.60
IHG No. 4/IHG/Crowne Plaza	10	69.9%	88.60	61.93	73.6%	101.59	74.77	20.7%	1.70
Blackstone/Homestead/Homestead	18	78.6%	57.08	44.86	73.0%	64.88	47.36	5.6%	1.65
Hyatt/Hyatt/Hyatt Place	24	66.7%	75.71	50.50	65.7%	82.63	54.29	7.5%	1.11
Carlson/Carlson/Radisson	12	53.6%	80.46	43.13	61.9%	93.09	57.62	33.6%	1.35
	309	72.9%	89.31	65.11	73.8%	98.82	72.93	12.0%	1.38
Change from last year					1.3%	10.6%			

* Excludes one newly built Staybridge hotel acquired during April 2006.

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